UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2026

Date of Report (Date of earliest event reported)

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive Wood Dale, Illinois 60191
(Address of principal executive offices, including zip code)

(630) 350-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PSIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On May 12, 2026, Constantine (“Dino”) Xykis resigned from his employment with Power Solutions International, Inc. (the “Company”) as Chief Executive Officer of the Company, and all other positions he held with the Company and its subsidiaries, effective May 12, 2026 (the “Resignation Date”). In connection with his resignation, Mr. Xykis and the Company entered into a Resignation Agreement and General Release (the “Resignation Agreement”), pursuant to which the payments and benefits described below are subject to Mr. Xykis’s non-revocation of the Resignation Agreement and continued compliance with its terms. Mr. Xykis had served as Chief Executive Officer since April 24, 2023.

Resignation Agreement with Mr. Xykis

Under the Resignation Agreement, and subject to Mr. Xykis’s non-revocation of the Resignation Agreement and continued compliance with its terms and conditions, Mr. Xykis is entitled to receive: (i) payment of his 2025 Key Performance Indicator bonus of $945,611.91 and the remaining portion of his 2025 Long-Term Incentive bonus of $312,462.09, in each case less applicable withholdings and as previously earned and approved by the Compensation Committee of the Board of Directors in respect of fiscal year 2025; (ii) full deemed exercise of the remaining vested 28,334 stock appreciation rights (“SARs”) previously granted to Mr. Xykis pursuant to the SARs Agreement dated April 25, 2023 (the “SARs Agreement”), to be settled in cash in accordance with the SARs Agreement, and subject to a post-separation exercise window and the Company’s Insider Trading Compliance Policy; and (iii) subject to his timely election of COBRA continuation coverage and compliance with the reimbursement procedures set forth in the Resignation Agreement, partial reimbursement of COBRA premiums for up to twelve months following the date his COBRA coverage first takes effect, calculated based on the Company-paid portion of premiums for Mr. Xykis’s level of coverage immediately prior to the Resignation Date.

The Resignation Agreement also contains a general release of claims and customary covenants by Mr. Xykis in favor of the Company and its affiliates, as well as an acknowledgment that neither the execution of the Resignation Agreement nor the payment of consideration thereunder constitutes an admission of wrongdoing or liability by the Company.

The foregoing description of the Resignation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Resignation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Interim Chief Executive Officer

Effective as of the Resignation Date, the Board of Directors of the Company (the “Board”) appointed Xun (“Kenneth”) Li, the Company’s Chief Financial Officer, to serve as Interim Chief Executive Officer of the Company (principal executive officer), in addition to his continuing role as Chief Financial Officer (principal financial officer). Mr. Li will serve as Interim Chief Executive Officer until the earlier of the appointment of a permanent Chief Executive Officer by the Board and such other time as the Board may determine. Pursuant to the Board’s existing succession planning process, as previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 13, 2025, the Nominating and Corporate Governance Committee of the Board is continuing its search for a permanent Chief Executive Officer.

Mr. Li, 56, has served as the Company’s Chief Financial Officer since August 26, 2022. From 2020 to August 2022, Mr. Li served as Chief Financial Officer of ND Paper, a pulp, packaging and paper company, where he was a member of the executive leadership team with responsibility for finance and accounting functions and strategic planning. From 2008 to 2020, Mr. Li held financial leadership positions at Caterpillar Inc., a publicly traded company, including serving as Chief Financial Officer of its machine product group from 2013 to 2020. From 2003 to 2008, Mr. Li held finance leadership roles at Ford Motor Company, a publicly traded company. Mr. Li holds a Master of Business Administration with high distinction and a Master of Science in Accounting from the University of Michigan, a Master of Science in Mechanical Engineering from the University of Oklahoma, and a Bachelor of Science in Mechanical Engineering from Shanghai Jiao Tong University. He is a Certified Public Accountant in the State of Illinois.

There are no arrangements or understandings between Mr. Li and any other person pursuant to which Mr. Li was appointed as Interim Chief Executive Officer. There are no family relationships between Mr. Li and any director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. There are no transactions involving Mr. Li that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Li will continue to receive his existing compensation as Chief Financial Officer and will not receive additional cash compensation in connection with his service as Interim Chief Executive Officer. The Compensation Committee of the Board may, in its discretion, review and adjust Mr. Li’s compensation at any time in recognition of his expanded responsibilities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Resignation Agreement and General Release, dated May 12, 2026, by and between Power Solutions International, Inc. and Constantine Xykis.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

Date: May 13, 2026	By:	/s/ Kenneth Li
	Name:	Kenneth Li
	Title:	Interim Chief Executive Officer and Chief Financial Officer